Exhibit 10.1

LIBERTY DEFENSE HOLDINGS, LTD.

OMNIBUS LONG-TERM INCENTIVE PLAN

March 27, 2019

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

Section 1.1	Definitions.	1

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1	Purpose of the Plan	6
Section 2.2	Implementation and Administration of the Plan	6
Section 2.3	Eligible Participants	7
Section 2.4	Shares Subject to the Plan	7
Section 2.5	Granting of Awards	9

ARTICLE 3 OPTIONS

Section 3.1	Nature of Options	9
Section 3.2	Option Awards	9
Section 3.3	Option Price	10
Section 3.4	Option Term	10
Section 3.5	Exercise of Options	10
Section 3.6	Method of Exercise and Payment of Purchase Price	11
Section 3.7	Option Grant Agreements	11

ARTICLE 4 DEFERRED SHARE UNITS

Section 4.1	Nature of DSUs	12
Section 4.2	DSU Awards	12
Section 4.3	Redemption of DSUs	12
Section 4.4	Termination of Unvested DSU Awards	13
Section 4.5	DSU Grant Agreements	14
Section 4.6	Award of Dividend Equivalents	14

ARTICLE 5 RESTRICTED SHARE UNITS

Section 5.1	Nature of RSUs	14
Section 5.2	RSU Awards	14
Section 5.3	Restriction Period	15
Section 5.4	Performance Criteria and Performance Period	14
Section 5.5	RSU Vesting Determination Date	15
Section 5.6	Settlement of RSUs	15
Section 5.7	Determination of Amounts	16
Section 5.8	RSU Grant Agreements	16

(ii)

ADDENDA

Appendix A	FORM OF OPTION GRANT AGREEMENT
Schedule A	ELECTION TO EXERCISE STOCK OPTIONS
Appendix B	FORM OF DSU GRANT AGREEMENT
Appendix C	FORM OF RSU GRANT AGREEMENT

(iii)

LIBERTY DEFENSE HOLDINGS, LTD.

OMNIBUS LONG-TERM INCENTIVE PLAN

Liberty Defense Holdings, Ltd. (the “Corporation”) hereby establishes an omnibus long-term incentive plan for certain qualified directors, officers, employees, consultants and service providers providing ongoing services to the Corporation and its Affiliates (as defined herein) that can have an impact on the Corporation’s long-term results.

ARTICLE 1
DEFINITIONS

Section 1.1	Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Awards in accordance with the terms of this Plan;

“Affiliates” has the meaning given to this term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time;

“Associate”, where used to indicate a relationship with a Participant, means (i) any partner of that Participant, and (ii) the spouse of that Participant and that Participant’s children, as well as that Participant’s relatives and that Participant’s spouse’s relatives, if they share that Participant’s residence;

“Awards” means Options, RSUs and DSUs granted to a Participant pursuant to the terms of the Plan;

“Black-Out Period” means a period of time when, pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons designated by the Corporation;

“Board” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when Canadian chartered banks are generally open for business in Toronto, Ontario, Canada, for the transaction of banking business;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested RSUs or DSUs in the Participant’s Account, net of any applicable taxes in accordance with Section 8.2, on the RSU Settlement Date or the date the Corporation receives, or is deemed to receive, the DSU Redemption Notice, as applicable;

“Change in Control” means the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any Person or group of Persons acting jointly or in concert, within the meaning of National Instrument 62-104 - Takeover Bids and Issuer Bids (or any successor instrument thereto), of a beneficial interest in voting or equity securities of the Corporation, together with all voting or equity securities of the Corporation at the time held beneficially, directly or indirectly by such person or persons acting jointly or in concert, equal to more than 50% of the votes associated with the outstanding voting securities of the Corporation; (ii) a merger, consolidation, plan of arrangement or reorganization of the Corporation that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of the resulting entity’s outstanding securities to a person, or group of persons acting jointly and in concert, who are different from the person(s) that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Corporation’s property and assets, or (iv) the Corporation’s shareholders approving any plan or proposal for the liquidation or dissolution of the Corporation;

“Code of Conduct” means any code of conduct adopted by the Corporation, as modified from time to time;

“Committee” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Consultant” has the meaning given to the term in Policy 4.4 of the TSXV Corporate Finance Policies, as same may be amended, supplemented or replaced from time to time;

“Corporation” means Liberty Defense Holdings, Ltd., a corporation existing under the Business Corporations Act (Ontario), as amended from time to time;

“Disinterested Shareholder Approval” means the approval of a majority of shareholders of the Corporation voting at a duly called and held meeting of such shareholders, excluding votes of Insiders to whom Options or Awards may be granted under the Plan;

“Dividend Equivalent” means a cash equivalent in value to a dividend paid on a Share credited to a Participant’s Account;

“DSU” means a deferred share unit, which is a bookkeeping entry equivalent in value to a Share credited to a Participant’s Account in accordance with Article 4 hereof;

“DSU Awards” means DSUs granted to a Participant pursuant to the terms of the Plan;

“DSU Grant Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, substantially in the form of Appendix “B”;

“DSU Redemption Notice” has the meaning ascribed thereto in Section 4.3(1) hereof;

“Eligible Director” means members of the Board who, at the time of execution of a Grant Agreement, and at all times thereafter while they continue to serve as a member of the Board, are not officers, senior executives or other Employees of the Corporation or a Subsidiary, consultants or service providers providing ongoing services to the Corporation and its Affiliates;

“Eligible Participants” has the meaning ascribed thereto in Section 2.3(1) hereof;

“Employee” means:

(a)	an individual who is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);

(b)	an individual who works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(c)	an individual who works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(d)	any employee of the Corporation or an Affiliate. Directors who are not otherwise employed by the Corporation or an Affiliate shall not be considered Employees under this Plan;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or an Affiliate and such Participant;

“Exchange” the principal stock exchange on which the Shares are listed, including TSXV or TSX;

“Exchange Hold Period” has the meaning given to the term in Policy 1.1 of the TSXV Corporate Finance Policies, as same may be amended, supplemented or replaced from time to time;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including an Option Grant Agreement, a DSU Grant Agreement, a RSU Grant Agreement or an Employment Agreement;

“Insider” has the meaning given to the term in Policy 1.1 of the TSXV Corporate Finance Policies, as same may be amended, supplemented or replaced from time to time;

“Investor Relations Activities” has the meaning given to the term in Policy 1.1 of the TSXV Corporate Finance Policies, as same may be amended, supplemented or replaced from time to time;

“Investor Relations Individual” means a Person who supplies Investor Relations Activities.

“Market Value” means, at any date when the market value of Shares of the Corporation is to be determined, the closing price of the Shares on the Trading Day prior to the date of grant on the principal stock exchange on which the Shares are listed, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, subject to the provisions hereof;

“Option Grant Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, substantially in the form set out in Appendix “A”;

“Option Price” has the meaning ascribed thereto in Section 3.3 hereof;

“Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

“Outstanding Issue” means the number of Shares that are outstanding as at a specified time, on a non-diluted basis;

“Participant’s Account” means an account maintained for each Participant’s participation in DSUs and/or RSUs under the Plan;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

“Performance Period” means the period determined by the Board pursuant to Section 5.3 hereof;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this omnibus long-term incentive plan, as amended and restated from time to time;

“Reserved Amount” has the meaning ascribed thereto in Section 2.4(2) hereof;

“Restriction Period” means the period determined by the Board pursuant to Section 5.3 hereof;

“RSU” means a right awarded to a Participant to receive a payment in the form of Shares as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

“RSU Awards” means RSUs granted to a Participant pursuant to the terms of the Plan;

“RSU Grant Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof, substantially in the form of Appendix “C”;

“RSU Settlement Date” has the meaning determined in Section 5.6(1)(a);

“RSU Settlement Notice” means a notice by a Participant to the Corporation electing the desired form of settlement of vested RSUs.

“RSU Vesting Determination Date” has the meaning described thereto in Section 5.5 hereof;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, insiders, service providers or consultants of the Corporation or a Subsidiary including a share purchase from treasury by a full-time employee, director, officer, insider, service provider or consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

“Shares” means the common shares in the capital of the Corporation;

“Subsidiary” means a corporation, company, partnership or other body corporate that is controlled, directly or indirectly, by the Corporation;

“Successor Corporation” has the meaning ascribed thereto in Section 7.1(3) hereof;

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

“Termination Date” means the date on which a Participant ceases to be an Eligible Participant;

“Trading Day” means any day on which the TSXV or TSX is opened for trading;

“TSX” means the Toronto Stock Exchange; and

“TSXV” means the TSX Venture Exchange.

ARTICLE 2

PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1	Purpose of the Plan.

(1)	The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)	to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b)	to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)	to reward the Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d)	to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or into contractual arrangements.

Section 2.2	Implementation and Administration of the Plan.

(1)	The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee appointed by the Board (the “Committee”) and consisting of not less than three (3) members of the Board. If a Committee is appointed for this purpose, all references to the term “Board” will be deemed to be references to the Committee.

(2)	The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan, subject to any applicable rules of the Exchange. Subject to the provisions of the Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration of the Plan as it may deem necessary or advisable. The interpretation, construction and application of the Plan and any provisions hereof made by the Board shall be final and binding on all Eligible Participants.

(3)	No member of the Board shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder.

(4)	Any determination approved by a majority of the Board shall be deemed to be a determination of that matter by the Board.

Section 2.3	Eligible Participants.

(1)	The Persons who shall be eligible to receive Awards (“Eligible Participants”) shall be the directors, officers, senior executives and other Employees of the Corporation or a Subsidiary, Consultants and service providers providing ongoing services to the Corporation and its Affiliates, who the Board may determine from time to time, in its sole discretion, to hold contributory positions in the Corporation or a Subsidiary. In determining Awards to be granted under the Plan, the Board shall give due consideration to the value of each Eligible Participant’s present and potential future contribution to the Corporation’s success. For greater certainty, a Person whose employment with the Corporation or a Subsidiary has ceased for any reason, or who has given notice or been given notice of such cessation, whether such cessation was initiated by such Employee, service provider, the Corporation or such Subsidiary, as the case may be, shall cease to be eligible to receive Awards hereunder as of the date on which such Person provides notice to the Corporation or the Subsidiary, as the case may be, in writing or verbally, of such cessation, or on the Termination Date for any cessation of a Participant’s employment initiated by the Corporation.

(2)	For Eligible Participants who are Employees, Consultants or Eligible Directors of the Corporation, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Consultant or Eligible Director, as the case may be.

(3)	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation.

(4)	Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment or appointment by the Corporation to the Participant.

Section 2.4	Shares Subject to the Plan.

Subject to adjustment pursuant to provisions of Article 7 hereof, and as may be approved by the Exchange and the shareholders of the Corporation from time to time:

(1)	The total number of Shares reserved and available for the grant and issuance of Options shall not exceed ten percent (10%) of the Outstanding Issue less the Reserved Amount referenced in Section 2.4(2), or such other number as may be approved by the TSXV and the shareholders of the Corporation from time to time.

(2)	The total number of Shares reserved and available for the grant and issuance of RSUs and DSUs shall not exceed 1,200,000 Shares (the “Reserved Amount”).

(3)	The maximum number of Shares issued, at any time, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Outstanding Issue from time to time. For greater certainty, the number of Shares reserved and available for grant and issuance pursuant to DSUs, RSUs and Options shall not, in aggregate, exceed ten percent (10%) of the Outstanding Issue from time to time.

(4)	The maximum number of Shares issued to Eligible Participants who are Insiders, at any time, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Outstanding Issue from time to time.

(5)	The maximum number of Shares issued to any one Person (and companies wholly owned by that Person) within any one (1) year period shall not exceed five percent (5%) of the Outstanding Issue, calculated on the date an Option is granted to the Person.

(6)	The maximum number of Shares issued to any one Consultant, within any one (1) year period, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed two percent (2%) of the Outstanding Issue from time to time, calculated at the date an Option is granted to the Consultant.

(7)	The maximum number of Shares issued to all Investor Relations Individuals, within any one (1) year period, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed two percent (2%) of the Outstanding Issue from time to time, calculated at the date an Option is granted to such Investor Relations Individuals.

(8)	Any Award granted pursuant to the Plan and any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be included for the purposes of the limits set out in Section 2.4(3) and Section 2.4(5).

(9)	The maximum number of Awards, excluding Options, issued to any one Eligible Participant shall not exceed (i) 1% of the Outstanding Issue at the date such Award is granted, and (ii) 2% of the Outstanding Issue within the most recent twelve (12) month period.

(10)	Shares in respect of which an Award is granted under the Plan, but not exercised prior to the termination of such Award or not vested or settled prior to the termination of such Award due to the expiration, termination, cancellation or lapse of such Award, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan.

Section 2.5	Granting of Awards.

(1)	Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

(2)	Any Award granted under the Plan shall be subject to the requirement that the Corporation has the right to place any restriction or legend on any securities issued pursuant to this Plan including, but in no way limited to, placing a legend to the effect that the securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless registration or an exemption from registration is available.

ARTICLE 3
OPTIONS

Section 3.1	Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, subject to the provisions hereof.

Section 3.2	Option Awards.

(1)	Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, and (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and Option Term for such Eligible Participants, subject to the terms and conditions prescribed in this Plan, in any Option Grant Agreement and any applicable rules of the Exchange.

(2)	The Board shall also, from time to time by resolution, in its sole discretion, (i) designate the Investor Relations Individuals who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Investor Relations Individual and the date or dates on which such Options shall be granted, and (iii) determine the Option Price and the relevant vesting provisions (including Performance Criteria, if applicable) and Option Term for such Investor Relations Individuals, the whole subject to the terms and conditions prescribed in this Plan, in any Option Grant Agreement and any applicable rules of the Exchange.

(3)	Each Option granted shall be subject to vesting terms as set forth in the Option Grant Agreement or as otherwise specified by the Board.

Section 3.3	Option Price.

The Option Price for Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant. Where the exercise price of an Option is at a discount to the Market Value, all Options and any Shares issued under such Options exercised prior to the expiry of the Exchange Hold Period shall be legended with the Exchange Hold Period commencing on the date the Options were granted.

Section 3.4	Option Term.

(1)	The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, commencing on the date such Option is granted to the Participant and ending as specified in this Plan, or in the Option Grant Agreement, but in no event shall an Option expire on a date which is later than ten (10) years from the date the Option is granted (“Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options.

(2)	Should the expiration date for an Option fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 7.2 hereof, the ten (10) Business Day period referred to in this Section 3.4 may not be extended by the Board. Notwithstanding the foregoing, in the event that a Participant receives Shares in satisfaction of an Award during a Black-Out Period, the Corporation shall advise such Participant of the same in writing and such Participant shall not be entitled to sell or otherwise dispose of such Shares until such Black-Out Period has expired.

Section 3.5	Exercise of Options.

(1)	Subject to the provisions of this Plan, a Participant shall be entitled to exercise an Option granted to such Participant at any time prior to the expiry of the Option Term, subject to vesting limitations which may be imposed by the Board at the time such Option is granted.

(2)	Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria (if applicable) and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period.

Section 3.6	Method of Exercise and Payment of Purchase Price.

(1)	Subject to the provisions of the Plan and the alternative exercise procedures set out herein, an Option granted under the Plan may be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Chief Financial Officer & Corporate Secretary of the Corporation (or the individual that the Chief Financial Officer & Corporate Secretary of the Corporation may from time to time designate), together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the aggregate Option Price of the Shares to be purchased pursuant to the exercise of the Options.

(2)	Where Shares are to be issued to the Participant pursuant to the terms of this Section 3.6, as soon as practicable following the receipt of the Exercise Notice and, if Options are exercised in accordance with the terms of Section 3.6(1), the required bank draft, certified cheque or other acceptable form of payment, the Corporation shall duly issue such Shares to the Participant as fully paid and non-assessable.

(3)	Upon the exercise of an Option pursuant to Section 3.6(1), the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to either:

(a)	deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)	in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Section 3.7	Option Grant Agreements.

Options shall be evidenced by an Option Grant Agreement or included in an Employment Agreement or other services agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 3 and Article 6 hereof be included therein. The Option Grant Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

ARTICLE 4
DEFERRED SHARE UNITS

Section 4.1	Nature of DSUs.

A DSU is an Award attributable to a Participant’s duties of an office, directorship or employment and that, upon settlement, entitles the recipient Participant to receive such number of Shares as determined by the Board, or to receive the Cash Equivalent or a combination thereof, as the case may be, and is payable after the Termination Date for the Participant.

Section 4.2	DSU Awards.

(1)	The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants (who, for purposes of the grant of DSUs, shall not include Consultants) who may receive DSU Awards under the Plan, (ii) fix the number of DSU Awards to be granted to each Eligible Participant and the date or dates on which such DSU Awards shall be granted, and (iii) determine the relevant conditions and vesting provisions for such DSU Awards, subject to the terms and conditions prescribed in this Plan and in any DSU Grant Agreement.

(2)	Each DSU shall be subject to vesting terms as set forth in the DSU Grant Agreement or as otherwise specified by the Board.

(3)	Subject to vesting and other conditions and provisions set forth herein and in the DSU Grant Agreement, each DSU awarded shall entitle the Participant to one (1) Share, or the Cash Equivalent, or a combination thereof.

(4)	The DSUs are structured so as to be considered to be a plan described in section 7 of the Tax Act or any successor to such provision.

Section 4.3	Redemption of DSUs.

(1)	Each Participant shall be entitled to redeem his or her DSUs during the period commencing on the Business Day immediately following the Termination Date and ending on December 15 of the first calendar year following the Termination Date, or a shorter such redemption period set out in the relevant DSU Grant Agreement, by providing a written notice of settlement to the Corporation setting out the number of DSUs to be settled and the particulars regarding the registration of the Shares issuable upon settlement (the “DSU Redemption Notice”). In the event of the death of a Participant, the DSU Redemption Notice shall be filed by the administrator or liquidator of the estate of the Participant.

(2)	If a DSU Redemption Notice is not received by the Corporation on or before December 15 of the first calendar year following the Termination Date, the Participant shall be deemed to have delivered a DSU Redemption Notice on that December 15 and the Corporation shall redeem all of the Participant’s DSUs in exchange for Shares to be delivered to the Participant, administrator or liquidator of the estate of the Eligible Director, as applicable.

(3)	For the purposes of determining the number of Shares from treasury to be issued and delivered to an Eligible Director upon redemption of DSUs pursuant to Section 4.3, such calculation will be made on the date the Corporation receives, or is deemed to receive, the DSU Redemption Notice and be the whole number of Shares equal to the whole number of DSUs then recorded in the Eligible Director’s Account which the Eligible Director requests or is deemed to request to redeem pursuant to the DSU Redemption Notice. Shares issued from treasury will be issued in consideration for the past services of the Eligible Director to the Corporation and the entitlement of the Eligible Director under this Plan shall be satisfied in full by such issuance of Shares.

(4)	For purposes of determining the Cash Equivalent of DSUs to be made pursuant to Section 4.3, such calculation will be made on the date the Corporation receives, or is deemed to receive, the DSU Redemption Notice and will be based on the Market Value on that date multiplied by the number of vested DSUs in the Participant’s Account to settle in cash.

(5)	Subject to Section 4.3(5), settlement of DSUs shall take place as soon as commercially and reasonably possible following receipt or deemed receipt of the DSU Redemption Notice through delivery of a share certificate to the Participant or the entry of the Participant’s name on the share register for the Shares, or in the case of settlement of DSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent.

(6)	Notwithstanding any other provision of this Plan, in the event that (i) a DSU Redemption Notice is received during a Black-Out Period or other trading restriction imposed by the Corporation; or (ii) the Participant has not delivered a DSU Redemption Notice and the 90th day following the Termination Date falls during a Black-Out Period or other trading restriction imposed by the Corporation, then settlement of the applicable DSUs shall be automatically extended to the tenth (10th) Business Day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed. Notwithstanding the foregoing, in the event that a Participant receives Shares in satisfaction of an Award during a Black-Out Period, the Corporation shall advise such Participant of the same in writing and such Participant shall not be entitled to sell or otherwise dispose of such Shares until such Black-Out Period has expired.

Section 4.4	Termination of Unvested DSU Awards.

If, as of the date the Corporation receives, or is deemed to receive, the DSU Redemption Notice, a vesting condition applicable to a DSU Award has not been satisfied or, at the discretion of the Board, waived, then such DSU Award, or portion thereof to which the vesting condition applies, shall terminate.

Section 4.5	DSU Grant Agreements.

DSUs shall be evidenced by a DSU Grant Agreement in such form not inconsistent with the Plan as the Board may from time to time determine. The DSU Grant Agreement shall contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 4.6	Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested DSUs in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant’s Account in additional DSUs, the number of which shall be equal to a fraction where (a) the numerator is the product of (i) the number of DSUs in such Participant’s Account on the date that dividends are paid multiplied by (ii) the dividend paid per Share, and (b) the denominator is the Market Value of one Share calculated on the date that dividends are paid. Any additional DSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 4.6 shall be subject to the same terms and conditions, including vesting conditions, as the underlying DSU Award.

ARTICLE 5
RESTRICTED SHARE UNITS

Section 5.1	Nature of RSUs.

A RSU is an Award entitling the recipient to acquire Shares, at such purchase price (which may be zero) as determined by the Board, subject to such restrictions, vesting and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 5.2	RSU Awards.

(1)	The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the Restriction Period of such RSUs, (provided, however, that no such Restriction Period shall exceed the three (3) years referenced in Section 4.5), and (iv) any other terms and conditions applicable to the granted RSUs, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any RSU Grant Agreement.

(2)	Each RSU shall be subject to vesting terms as set forth in the RSU Grant Agreement or as otherwise specified by the Board.

(3)	The RSUs are structured so as to be considered to be a plan described in section 7 of the Tax Act or any successor to such provision.

(4)	Subject to the vesting and other conditions and provisions set forth herein and in the RSU Grant Agreement, the Board shall determine whether each RSU awarded to a Participant shall entitle the Participant: (i) to receive one Share issued from treasury; (ii) to receive the Cash Equivalent of one (1) Share; or (iii) to elect to receive either One Share from treasury, the Cash Equivalent of one (1) Share or a combination of cash and Shares.

(5)	RSUs shall be settled by the Participant at any time beginning on the first Business Day following their RSU Vesting Determination Date but no later than the RSU Settlement Date (as such terms are defined in Sections 5.5 and 5.6, respectively).

Section 5.3	Restriction Period.

The applicable restriction period in respect of a particular RSU Award shall be determined by the Board but in all cases shall end no later than December 31 of the calendar year which is three (3) years after the calendar year in which the Award is granted (“Restriction Period”). For example, the Restriction Period for a grant made in June 2019 shall end no later than December 31, 2022. Subject to the Board’s determination, any vested RSUs with respect to a Restriction Period will be paid to Participants in accordance with Article 5 no later than the end of the Restriction Period. Unless otherwise determined by the Board, all unvested RSUs shall be cancelled on the RSU Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 5.4	Performance Criteria and Performance Period.

(1)	For each award of RSUs, the Board shall establish the period in which any Performance Criteria and other vesting conditions must be met in order for a Participant to be entitled to receive Shares in exchange for all or a portion of the RSUs held by such Participant (the “Performance Period”), provided that such Performance Period may not expire after the end of the Restriction Period, being no longer than three (3) years after the calendar year in which the Award was granted. For example, a Performance Period determined by the Board to be for a period of three (3) financial years will start on the first day of the financial year in which the award is granted and will end on the last day of the second financial year after the year in which the grant was made. In such a case, for a grant made on January 4, 2019, the Performance Period will start on January 1, 2019 and will end on December 31, 2021.

(2)	For each award of RSUs, the Board shall establish any Performance Criteria and other vesting conditions which must be met during the Performance Period in order for a Participant to be entitled to receive Shares in exchange for his or her RSUs.

Section 5.5	RSU Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU have been met (the “RSU Vesting Determination Date”), and as a result, establishes the number of RSUs that become vested, if any. For greater certainty, the RSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the last day of the Restriction Period. Unless otherwise specified in the RSU Grant Agreements, one-third (1/3) of RSUs awarded pursuant to a RSU Grant Agreement shall vest on each of the first three anniversaries of the date of grant.

Section 5.6	Settlement of RSUs.

(1)	Except as otherwise provided in the RSU Grant Agreement, in the event that the vesting conditions, the Performance Criteria and Performance Period, if applicable, of an RSU are satisfied:

(a)	all of the vested RSUs covered by a particular grant may, subject to Section 5.6(4), be settled at any time beginning on the first Business Day following their RSU Vesting Determination Date but no later than the date that is five (5) years from their RSU Vesting Determination Date (the “RSU Settlement Date”); and

(b)	a Participant is entitled to deliver to the Corporation, on or before the RSU Settlement Date, an RSU Settlement Notice in respect of any or all vested RSUs held by such Participant.

(2)	Subject to Section 5.6(4), settlement of RSUs shall take place promptly following the RSU Settlement Date and take the form set out in the RSU Settlement Notice through:

(a)	in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent;

(b)	in the case of settlement of RSUs for Shares, delivery of a share certificate to the Participant or the entry of the Participant’s name on the share register for the Shares; or

(c)	in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	If an RSU Settlement Notice is not received by the Corporation on or before the RSU Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 5.7(2).

(4)	Notwithstanding any other provision of this Plan, in the event that a RSU Settlement Date falls during a Black-Out Period or other trading restriction imposed by the Corporation and the Participant has not delivered a RSU Settlement Notice, then such RSU Settlement Date shall be automatically extended to the tenth (10th) Business Day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed. Notwithstanding the foregoing, in the event that a Participant receives Shares in satisfaction of an Award during a Black-Out Period, the Corporation shall advise such Participant of the same in writing and such Participant shall not be entitled to sell or otherwise dispose of such Shares until such Black-Out Period has expired.

Section 5.7	Determination of Amounts.

(1)	Cash Equivalent of RSUs. For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 5.6, such calculation will be made on the RSU Settlement Date and shall equal the Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account which the Participant desires to settle in cash pursuant to the RSU Settlement Notice.

(2)	Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares from treasury to be issued and delivered to a Participant upon settlement of RSUs pursuant to Section 5.6, such calculation will be made on the RSU Settlement Date and be the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account which the Participant desires to settle pursuant to the RSU Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the Participant to the Corporation and the entitlement of the Participant under this Plan shall be satisfied in full by such issuance of Shares.

Section 5.8	RSU Grant Agreements.

RSUs shall be evidenced by a RSU Grant Agreement or included in an Employment Agreement or other services agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 4 and Article 6 hereof be included therein. The RSU Grant Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

ARTICLE 6
GENERAL CONDITIONS

Section 6.1	General Conditions Applicable to Awards.

(1)	Each Award, as applicable, shall be subject to the following conditions:

(a)	Employment - The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(b)	Rights as a Shareholder - Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) or the entry of such person’s name on the share register for the Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued or entry of such person’s name on the share register for the Shares.

(c)	Conformity to Plan – In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(d)	Non-Transferability – Except as set forth herein, Awards are not transferable. Awards may be exercised only by:

(i)	the Participant to whom the Awards were granted;

(ii)	with the Corporation’s prior written approval and subject to such conditions as the Corporation may stipulate, such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(iii)	upon the Participant’s death, the legal representative of the Participant’s estate; or

(iv)	upon the Participant’s incapacity, the legal representative having authority to deal with the property of the Participant,

provided that any such legal representative in (iii) or (iv) shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Award. A person exercising an Award may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

Section 6.2	General Conditions Applicable to Awards.

(1)	Each Award shall be subject to the following conditions:

(a)	Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause”, all unexercised vested and unvested Awards granted to such Participant shall terminate on the effective date of the termination as specified in the notice of termination. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant. “Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation’s Code of Conduct and any reason determined by the Corporation to be cause for termination.

(b)	Retirement. In the case of a Participant’s retirement, any unvested Awards held by the Participant as at the Termination Date will continue to vest in accordance with their vesting schedules, and all vested Awards held by the Participant at the Termination Date may be exercised until the earlier of the expiry date of the Awards or six (6) months following the Termination Date, provided that if the Participant is determined to have breached any post-employment restrictive covenants in favour of the Corporation, then any Awards held by the Participant, whether vested or unvested, will immediately expire and the Participant shall pay to the Corporation any “in-the-money” amounts realized upon exercise of Awards following the Termination Date.

(c)	Resignation. In the case of a Participant ceasing to be an Eligible Participant due to such Participant’s resignation, subject to any later expiration dates determined by the Board, all Awards shall expire on the earlier of ninety (90) days after the effective date of such resignation, or the expiry date of the Award, to the extent such Awards were vested and exercisable by the Participant on the effective date of such resignation and all unexercised unvested Awards granted to such Participant shall terminate on the effective date of such resignation.

(d)	Termination or Cessation. In the case of a Participant ceasing to be an Eligible Participant for any reason (other than for “cause”, resignation or death), the number of Awards that may vest is subject to proration over the applicable vesting or performance period and shall expire on the earlier of ninety (90) days after the effective date of the Termination Date, or the expiry date of the Awards. For greater certainty, the proration calculation referred to above shall be net of previously vested Awards.

(e)	Death. If a Participant dies while in his or her capacity as an Eligible Participant, all unvested Awards will immediately vest and all Awards will expire one hundred eighty (180) calendar days after the death of such Participant.

(f)	Change in Control. If a participant is terminated without “cause” or resigns for good reason during the twelve (12) month period following a Change in Control, or after the Corporation has signed a written agreement to effect a change in control but before the change in control is completed, then any unvested Awards will immediately vest and may be exercised within thirty (30) calendar days of such date. In the case of an Investor Relations Individual, where the Corporation has signed a written agreement to effect a change in control and before the change in control is completed, any unvested Awards may, subject to prior acceptance by the Exchange, vest immediately and be exercised within thirty (30) calendar days of such Exchange approval.

Section 6.3	Unfunded Plan.

Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation. Notwithstanding the foregoing, any determinations made shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations, adopted under the Tax Act or any successor provision thereto.

ARTICLE 7
ADJUSTMENTS AND AMENDMENTS

Section 7.1	Adjustment to Shares Subject to Outstanding Awards.

(1)	In the event of any subdivision of the Shares into a greater number of Shares at any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant, at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such subdivision if, on the record date thereof, the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(2)	In the event of any consolidation of Shares into a lesser number of Shares at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such consideration if, on the record date thereof, the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(3)	If, at any time after the grant of an Award to any Participant, and prior to the expiration of the term of such Award, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 7.1(1) or Section 7.1(2) hereof or, subject to the provisions of Section 7.2(3) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the Participant shall be entitled to receive, upon the subsequent exercise or vesting of Award, in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 7.2(3) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Shares to which such Participant was immediately theretofore entitled upon such exercise or vesting of such Award.

(4)	If, at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall make a distribution to all holders of Shares or other securities in the capital of the Corporation, or cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including, for greater certainty, shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the price or the number of Shares to which the Participant is entitled upon exercise or vesting of Award shall be adjusted to take into account such distribution, transaction or change. The Board shall determine the appropriate adjustments to be made in such circumstances in order to maintain the Participants’ economic rights in respect of their Awards in connection with such distribution, transaction or change.

Section 7.2	Amendment or Discontinuance of the Plan.

(1)	The Board may amend the Plan or any Award at any time without the consent of the Participants, provided that such amendment shall:

(a)	not adversely alter or impair any Award previously granted except as permitted by the provisions of Article 7 hereof;

(b)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSXV; and

(c)	be subject to shareholder approval, where required by law, the requirements of the Exchange or the provisions of the Plan, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

(i)	amendments of a general “housekeeping” or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Plan; and

(ii)	changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award (other than in respect of any Options held by Investor Relations Individuals for which prior approval of the TSXV shall be required at all times when the Corporation is listed on the TSXV).

(2)	Notwithstanding Section 7.2(1)(c), the Board shall be required to obtain Disinterested Shareholder Approval to make the following amendments:

(a)	any change to the maximum number of Shares issuable from treasury under the Plan, except such increase by operation of Section 2.4 and in the event of an adjustment pursuant to Article 7;

(b)	any amendment which reduces the exercise price of any Award, as applicable, after such Awards have been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price, except in the case of an adjustment pursuant to Article 7;

(c)	any amendment which extends the expiry date of any Award or the Restriction Period of any RSU beyond the original expiry date, except in case of an extension due to a Black-Out Period;

(d)	any amendment which would permit a change to the pool of Eligible Participants, including a change which would have the potential of broadening or increasing participation by Insiders;

(e)	any amendment which increases the maximum number of Shares that may be (i) issuable to Insiders and Associates of such Insiders at any time; or (ii) issued to Insiders and Associates of such Insiders under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 7; or

(f)	any amendment to the amendment provisions of the Plan, provided that Shares held directly or indirectly by Insiders benefiting from the amendments in Section 7.2(2)(b) and Section 7.2(2)(c) shall be excluded when obtaining such shareholder approval.

(3)	The Board may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant’s employment shall not apply for any reason acceptable to the Board.

(4)	The Board may, subject to regulatory approval, discontinue the Plan at any time without the consent of the Participants, provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Plan.

(5)	Notwithstanding any other provision of this Plan, at all times when the Corporation is listed on the TSXV:

(a)	the Corporation shall be required to obtain prior TSXV acceptance of any amendment to this Plan; and

(b)	the Corporation shall be required to obtain Disinterested Shareholder Approval in compliance with the applicable policies of the TSXV for this Plan if the Plan, together with all of the Corporation’s previously established and outstanding equity compensation plans or grants, could permit at any time: (1) the aggregate number of Shares reserved for issuance under Awards granted to Insiders (as a group) at any point in time exceeding 10% of the Outstanding Issue; and (2) the grant to Insiders (as a group), within a 12 month period, of an aggregate number of Awards exceeding 10% of the issued Shares, calculated at the date an Award is granted to any Insider.

Section 7.3	Change in Control

(1)	Notwithstanding anything else in this Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Awards into or for options, rights, units or other securities of substantially equivalent (or greater) value in any entity participating in or resulting from a Change in Control.

(2)	Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change in Control, or otherwise becoming aware of a pending Change in Control, the Corporation shall give written notice of the proposed Change in Control to the Participants, together with a description of the effect of such Change in Control on outstanding Awards, not less than seven (7) days prior to the closing of the transaction resulting in the Change in Control.

(3)	The Board may, in its sole discretion, change the Performance Criteria or accelerate the vesting and/or the expiry date of any or all outstanding Awards to provide that, notwithstanding the Performance Criteria and/or vesting provisions of such Awards or any Grant Agreement, such designated outstanding Awards shall be fully performed and/or vested and conditionally exercisable upon (or prior to) the completion of the Change in Control, provided that the Board shall not, in any case, authorize the exercise of Awards pursuant to this Section 7.3(3) beyond the expiry date of the Awards. If the Board elects to change the Performance Criteria or accelerate the vesting and/or the expiry date of the Awards, then if any of such Awards are not exercised within seven (7) days after the Participants are given the notice contemplated in Section 7.3(2) (or such later expiry date as the Board may prescribe), such unexercised Awards shall, unless the Board otherwise determines, terminate and expire following the completion of the proposed Change in Control. If, for any reason, the Change in Control does not occur within the contemplated time period, the satisfaction of the Performance Criteria, the acceleration of the vesting and the expiry date of the Awards shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.

(4)	To the extent that the Change in Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation and the Board does not change the Performance Criteria or accelerate the vesting and/or the expiry date of Awards pursuant to Section 7.3(3), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change in Control, the number and kind of shares subject to outstanding Awards and/or the Option Price per share of Options shall be appropriately adjusted (including by substituting the Awards for awards to acquire securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Participants. The Board may make changes to the terms of the Awards or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed, provided that the value of previously granted Awards and the rights of Participants are not materially adversely affected by any such changes.

(5)	Notwithstanding anything else to the contrary herein, in the event of a potential Change in Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into a take-over bid or other transaction leading to a Change in Control. For greater certainty, in the event of a take-over bid or other transaction leading to a Change in Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise their Awards, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change in Control). If, however, the potential Change in Control referred to in this Section 7.3(5) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 7.3(5) or the definition of “Change in Control”: (i) any conditional exercise of vested Awards shall be deemed to be null, void and of no effect, and such conditionally exercised Awards shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of awards which vested pursuant to this Section 7.3 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Awards which vested pursuant to this Section 7.3 shall be reinstated.

ARTICLE 8
MISCELLANEOUS

Section 8.1	Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 8.2	Tax Withholding.

(1)	Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Corporation, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(2)	Notwithstanding the first paragraph of this Section 8.2, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which regulation 100(3) of the regulations of the Tax Act apply.

Section 8.3	Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 8.4	Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 8.5	Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 8.6	Effective Date of the Plan.

The Plan was approved by the Board and shall take effect on ●, 2019.

APPENDIX “A”

FORM OF OPTION GRANT AGREEMENT

LIBERTY DEFENSE HOLDINGS, LTD.

OPTION GRANT AGREEMENT

This Stock Option Grant Agreement (the “Option Grant Agreement”) is entered into between Liberty Defense Holdings, Ltd. (the “Corporation”), and the optionee named below (the “Optionee”) pursuant to and on the terms and subject to the conditions of the Corporation’s omnibus long-term incentive plan (the “Plan”). Capitalized terms used and not otherwise defined in this Option Grant Agreement shall have the meanings set forth in the Plan.

The terms of the option (the “Option”), in addition to those terms set forth in the Plan, are as follows:

1.	Optionee. The Optionee is ● and the address of the Optionee is currently ●.

2.	Number of Shares. The Optionee may purchase up to ● Shares of the Corporation (the “Option Shares”) pursuant to this Option, as and to the extent that the Option vests and becomes exercisable as set forth in section 6 of this Option Grant Agreement.

3.	Option Price. The exercise price is Cdn $ ● per Option Share (the “Option Price”).

4.	Date Option Granted. The Option was granted on ●.

5.	Term of Option. The Option terminates on ●. (the “Expiry Date”).

6.	Vesting. The Option to purchase Option Shares shall vest and become exercisable as follows: ●.

7.	Exercise of Options. In order to exercise the Option, the Optionee shall notify the Corporation in the form annexed hereto as SCHEDULE A, whereupon the Corporation shall use reasonable efforts to cause the Optionee to receive a certificate representing the relevant number of fully paid and non-assessable Shares in the Corporation.

8.	Transfer of Option. The Option is not transferable or assignable except in accordance with the Plan.

9.	Inconsistency. This Option Grant Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this Option Grant Agreement and the Plan, the terms of the Plan shall govern.

10.	Severability. Wherever possible, each provision of this Option Grant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Grant Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Option Grant Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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11.	Entire Agreement. This Option Grant Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.	Successors and Assigns. This Option Grant Agreement shall bind and enure to the benefit of the Optionee and the Corporation and their respective successors and permitted assigns.

13.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

14.	Governing Law. This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15.	Counterparts. This Option Grant Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Remainder of this page left intentionally blank; Signature page follows]

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By signing this Agreement, the Optionee acknowledges that the Optionee has been provided a copy of and has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Grant Agreement.

IN WITNESS WHEREOF the parties hereof have executed this Option Grant Agreement as of the               day of                                                 , 20    .

LIBERTY DEFENSE HOLDINGS, LTD.

By:
Name:
Title:

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SCHEDULE A

ELECTION TO EXERCISE STOCK OPTIONS

TO:	LIBERTY DEFENSE HOLDINGS, LTD. (the “Corporation”)

DATE:	,

The undersigned Optionee hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to an Option Grant Agreement dated                                                , 20        under the Corporation’s omnibus long-term incentive plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:

Option Price (per Share):	$

Aggregate Purchase Price:	$

Amount enclosed that is payable on account of any source deductions relating to this Option exercise (contact the Corporation for details of such amount):	$

☐ Or check here if alternative arrangements have been made with the Corporation;

The undersigned hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all source deductions, and directs such Shares to be registered in the name of                                                                                                                                                        .

[Remainder of this page left intentionally blank; Signature page follows]

IN WITNESS WHEREOF the parties hereof have executed this Option Grant Agreement as of the               day of                                                 , 20    .

[Insert Optionee’s Name]

APPENDIX “B”

FORM OF DSU GRANT AGREEMENT

LIBERTY DEFENSE HOLDINGS, LTD.

DEFERRED SHARE UNIT GRANT AGREEMENT

Name:	[name of DSU Participant]

Award Date:	[insert date]

Liberty Defense Holdings, Ltd. (the “Corporation”) has adopted the omnibus long term incentive plan (the “Plan”). Your award is governed in all respects by the terms of the Plan, and the provisions of the Plan are hereby incorporated by reference. For greater certainty, the provisions set out in Article 4 and Article 6 of the Plan applicable to DSUs shall be deemed to form part of this DSU Grant Agreement mutatis mutandis. Capitalized terms used and not otherwise defined in this DSU Grant Agreement shall have the meanings set forth in the Plan. If there is a conflict between the terms of this DSU Grant Agreement and the Plan, the terms of the Plan shall govern.

Your Award	The Corporation hereby grants to you ● DSUs.

On behalf of the Corporation:

LIBERTY DEFENSE HOLDINGS, LTD.

Name:
Title:

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APPENDIX “C”

FORM OF RSU GRANT AGREEMENT

LIBERTY DEFENSE HOLDINGS, LTD.

RESTRICTED SHARE UNIT GRANT AGREEMENT

This restricted share unit agreement (“RSU Grant Agreement”) is entered into between Liberty Defense Holdings, Ltd. (the “Corporation”) and the Participant named below (the “Recipient”) of the restricted share units (“RSUs”) pursuant to the Corporation’s omnibus long-term incentive plan (the “Plan”). Capitalized terms used and not otherwise defined in this RSU Grant Agreement shall have the meanings set forth in the Plan.

The terms of the RSUs, in addition to those terms set forth in the Plan, are as follows:

1.	Recipient. The Recipient is ● and the address of the Recipient is currently ●.

2.	Grant of RSUs. The Recipient is hereby granted ● RSUs.

3.	Settlement. The RSUs shall be settled as follows:

(Select one of the following three options):

(a)	☐	One Share issued from treasury per RSU.

(b)	☐	Cash Equivalent of one Share per RSU.

(c)	☐	Either (a), (b), or a combination thereof, at the election of the Recipient.

Restriction Period. In accordance with Section 5.3 of the Plan, the restriction period in respect of the RSUs granted hereunder, as determined by the Board, shall commence on ● and terminate on ●.

4.	Performance Criteria. ●.

5.	Performance Period. ●.

6.	Vesting. The RSUs will vest as follows:

●.

7.	Transfer of RSUs. The RSUs granted hereunder are not-transferable or assignable except in accordance with the Plan.

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8.	Inconsistency. This RSU Grant Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this RSU Grant Agreement and the Plan, the terms of the Plan shall govern.

9.	Severability. Wherever possible, each provision of this RSU Grant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this RSU Grant Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this RSU Grant Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.	Entire Agreement. This RSU Grant Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.	Successors and Assigns. This RSU Grant Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.

12.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

13.	Governing Law. This RSU Grant Agreement and the RSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

14.	Counterparts. This RSU Grant Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Remainder of page left intentionally blank; Signature page follows]

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By signing this RSU Grant Agreement, the Participant acknowledges that he or she has been provided with, has read and understands the Plan and this RSU Grant Agreement.

IN WITNESS WHEREOF the parties hereof have executed this RSU Grant Agreement as of the                day of                                                 , 20    .

LIBERTY DEFENSE HOLDINGS, LTD.

By:
Name:
Title:

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